Exhibit 10.2

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) executed as of this 27th day of October, 2010, by and between Michelson Farm-Westford Technology Park IV Limited Partnership, (hereinafter referred to as “Landlord”), and Sonus Networks, Inc. (hereinafter referred to as “Tenant”).

RECITALS

WHEREAS, by that certain Lease dated August 11, 2010 (hereinafter referred to as the “Lease”), Landlord demised to Tenant certain Premises consisting of approximately 80,000 rentable square feet of tenant space consisting of space on the first and second floors of the existing building (the “Building”) located on that certain parcel of real property known and numbered as 4 Technology Park Drive, Westford, Massachusetts and as more particularly described in the Lease (the “Property”); and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide that Tenant shall lease the entire Building so that the Premises shall now include the remaining 17,500 rentable square footage in the Building and to modify the tenant improvement allowances provided by Landlord.

AGREEMENT

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Section 1.1 of the Lease is hereby amended by deleting all references to “80,000” in the current definition for “Premises” and the “Rentable Floor Area of the Premises”, and by replacing the same with the following “97,500”.

2.             Section 1.1 of the Lease is hereby further amended by deleting the current definition for “Tenant’s Pro-Rata Share” in its entirety, and replacing the same as follows:

“Tenant’s Pro-Rata Share:                100%.”

3.             Section 1.1 of the Lease is hereby further amended by deleting the current definition for “Fixed Rent” in its entirety, and by replacing the same with the following:

“Months 1-8:	$0.00/RSF*
Months 9-44:	$97,093.75/Month; $11.95/RSF*
Months 45-92:	$110,093.75/Month; $13.55/RSF.

*See Section 4.1, as amended by Section 12 of the First Amendment to Lease, regarding rental abatement.”

4.             Section 1.1 of the Lease is hereby further amended by deleting the current definition for “Annual Estimated Operating Costs For the Building” in its entirety, and by replacing the same with the following:

“Landlord’s actual Operating Costs for the previous calendar year ending December 31, currently estimated at $3.30/RSF ($2.15/RSF area for common area maintenance charges and $1.15/RSF for real estate taxes for calendar year 2010).”

5.             Exhibit A-1of the Lease is hereby amended by deleting the current “Exhibit A-1 Plan Showing Premises” and by replacing the same with the attached “Exhibit A-1-1 Plan Showing Premises”.  All references in the Lease to “Exhibit A-1” shall now refer to “Exhibit A-1-1”.

6.             Exhibit C of the Lease is hereby amended by deleting the current “Exhibit C Base Building Improvements” and by replacing the same with the attached “Exhibit C-1 Base Building Improvements”.  All references in the Lease to “Exhibit C” shall now refer to “Exhibit C-1”.

7.             Exhibits D-1 and D-2 of the Lease are hereby amended by deleting the current Exhibit D-1 and Exhibit D-2, and by replacing the same with the attached “Exhibit D-1-1 Landlord’s Services” and Exhibit D-2-1 Tenant’s Services”.  All references in the Lease to “Exhibit D-1” and “Exhibit D-2” shall now refer to “Exhibit D-1-1” and “Exhibit D-2-1”, respectively.

8.             Exhibit M of the Lease is hereby amended by adding the Amortization Table attached hereto as Exhibit M-1 as part of “Exhibit M Early Termination Option”.

9.             Section 3.1(b) of the Lease is deleted in its entirety and replaced with the following:

“b.           In addition, Landlord shall cause certain leasehold improvements to be substantially completed in the Premises in accordance with the Final Plans (as hereinafter defined), prior to the Scheduled Term Commencement Date (the “Tenant’s Work”).  The Tenant’s Work shall include but  shall not be limited to the work to be performed on the lab as well as the items shown on the Final Plans.  To accomplish the Tenant’s Work, the parties agree that Landlord shall provide Tenant with an allowance of Two Million Four Hundred Fifty Six Thousand Seven Hundred Fifty and 00/100 ($2,456,750.00) Dollars (the “Total Tenant Allowance”).  Tenant agrees to pay for the total Cost (as hereinafter defined) of the Tenant’s Work that exceeds the Total Tenant Allowance within thirty (30) days of receipt of an invoice from Landlord, which such invoice shall contain reasonable backup documentation as may be reasonably requested by Tenant (including an architect’s certificate confirming that the applicable work has been completed).  The Total Tenant Allowance shall be utilized by Landlord before any excess Cost, if any, shall be paid by Tenant as aforesaid, and may be utilized to pay for plan preparation and revisions in connection with the Tenant’s Work.  In the event that any portion of the Total Tenant Allowance is not fully utilized directly for the Tenant’s Work, such allowances may be used by Tenant towards other improvements to the Premises, including but not limited to moving expenses, infrastructure costs or other related furniture expenses, but in no event shall Landlord’s reimbursement for non Tenant’s Work exceed $100,000.00, and any excess amount of the Total Tenant Allowance shall be applied to Fixed Rent due from Tenant.  In such case, Landlord shall reimburse Tenant for such costs within fifteen (15) days after receipt of an invoice for such work, which such invoice shall contain such reasonable documentation evidencing Tenant’s out-of-pocket costs for such items as reasonably requested by Landlord.”

Additionally, all references in the Lease to the “Lab Upgrade Allowance” and/or to the “TI Allowance,” including without limitation in Section 3.1(h) and in Exhibit M of the Lease, shall now refer to the “Total Tenant Allowance”.

10.          Section 3.1(e) of the Lease is hereby amended by deleting the following sentence in its entirety in lines 5-8 thereof: “The parties shall amend this Lease upon final determination of the square footage of the Premises to reflect such correct square footage and any applicable adjustments in the Fixed Rent, Tenant’s Pro-Rata Share and other provisions of this Lease, as necessary.”  The parties hereby acknowledge and agree that the square footage of the Premises as set forth in this Amendment is correct and accurate.

11.          For purposes of deeming the Premises “Ready for Occupancy” pursuant to Section 3.4 of the Lease and commencing the “Term” pursuant to Section 2.2 of the Lease, and therefore Tenant’s obligation to pay Fixed Rent pursuant to Section 4.1 of the Lease, Landlord and Tenant hereby agree that the completion of the 17,500 rentable square feet of space in the Building assumed by Tenant under the terms of this Amendment (the “Additional Premises”) shall not be a precondition for such dates and/or conditions to have occurred and that the foregoing Lease provisions shall continue to apply to the Premises (other than the Additional Premises) for purposes establishing the same, all in accordance with the terms and provisions of the Lease.  In connection therewith, Landlord agrees to use diligent efforts to complete the Tenant Improvement work in the Additional Premises, in accordance with and subject to the provisions of Article III, except as otherwise set forth in this Amendment, on or before February 15, 2011, as such date may be extended due to Tenant Delays and/or Force Majeure (as more particularly set forth in the Lease), provided that the Tenant Plans for the Additional Space are delivered to Landlord by November 1, 2010.

12.          Section 4.1(b) of the Lease is hereby amended by (i) deleting the “$5.50/RSF” estimate in line five thereof and replacing it with “$3.30/RSF”; and (ii) adding the following sentence at the end of Section 4.1(b): “Additionally, subject to the preceding terms and conditions of this subparagraph (b), Tenant shall receive an additional abatement of Fixed Rent on the Additional Premises until January 1, 2012.”

13.          Section 5.1.3 of the Lease is hereby amended by deleting the existing Section and by replacing the same with the following:

“Repairs.  Except as otherwise provided in Article 7 or in Exhibit D-1-1 or in Exhibit D-2-1, to make such repairs to the roof, ceilings (to the extent there is any damage as a result of leaks not caused by Tenant), windows, exterior walls, floor slabs, structural components, exterior plumbing (including exterior water and sewer lines), and exterior parking lots and parking lot lighting as may be necessary to keep them in good and serviceable condition and in the condition set forth in Section 5.1.5 below.  Landlord shall also maintain in good order and condition the other buildings and improvements located within the Park, including, but not limited to, the Common Areas of the Park;”

14.          The penultimate sentence in the first paragraph of Section 6.1.2 is hereby deleted in its entirety.

15.          Tenant and Landlord warrant and represent that they have not dealt with any brokers other than Cushman & Wakefield of Massachusetts and The McCormick Company in connection with this Amendment and the Lease.

16.          Landlord and Tenant hereby further agree that Landlord shall replace three (3) roof top HVAC units at the Building, and the cost thereof shall be reasonably amortized by Landlord over the useful life of such units in accordance with generally accepted accounting principles, pursuant to the provisions of Section 4.2(b) of the Lease; and in connection therewith, Tenant shall pay its Pro-Rata Share thereof as an Operating Cost in accordance with Section 4.2 of the Lease, specifically subparagraph (f) thereof.

17.          This Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one (1) and the same instrument notwithstanding that both Landlord and Tenant are not signatories to the same counterpart.  The parties agree that facsimile copies of this Amendment, bearing their respective signatures, shall be enforceable as originals.

18.          This Amendment shall be binding on and inure to the benefit of the subsequent assignees of Landlord and Tenant.

19.          All capitalized terms as used herein, but not defined herein, shall have the same meaning ascribed to them in the Lease.

20.          Except as amended by this Amendment, all other terms, conditions, covenants and provisions as appear in the Lease are hereby ratified and confirmed and shall remain unchanged.

[Signature Page Follows]

EXECUTED as of the day and year first written above.

LANDLORD:

MICHELSON FARM-WESTFORD
TECHNOLOGY PARK IV LIMITED
PARTNERSHIP

BY:	THE GUTIERREZ COMPANY,
ITS SOLE GENERAL PARTNER

By:	/s/ Gloria M. Gutierrez
Gloria M. Gutierrez
Executive Vice President and Corporate Counsel

TENANT:

SONUS NETWORKS, INC.

By:	/s/ Wayne Pastore
Name:	Wayne Pastore
Title:	Senior Vice President and
Chief Financial Officer,
Hereunto Duly Authorized

EXHIBIT “A-1-1”

PLAN SHOWING PREMISES

(ATTACHED)

EXHIBIT C-1

BASE BUILDING IMPROVEMENT

Landlord agrees to perform the following base building work:

•              Landlord will deliver all mechanical, HVAC, plumbing, life safety, elevators and electrical equipment in good working order;

•              Landlord will add enclosed weather separation vestibule at entrance to the Building;

•              Landlord will add a canopy at the front entry curtainwall of the Building;

•              Landlord will replace the floor tile with new tile and stair service with carpet at the rear stair vestibule;

•              Landlord and Tenant to mutually agree to selective landscape trimming and Landlord to provide such landscape trimming;

•              Landlord shall relocate existing flagpole to a location approved by Tenant;

•              Landlord to remove existing mobile and replace with pendant lighting and other access lighting in the Building lobby;

•              Landlord shall remove existing revolving door and replace with one pair of doors, along with a vestibule;

•              Landlord shall paint existing exterior lobby curtainwall system and adjacent window elevations;

•              Landlord shall replace glass in lobby curtainwall to match adjacent building;

•              Landlord shall furnish and install one new glass tenant entry in Building lobby ;

•              Landlord shall remove outdoor brick seating area and replace with loam and grass;

•              Landlord shall remove metal railings at the second floor lobby and replace with glass rail;

•              Landlord shall remove existing lobby tile and replace with 24”x 24” ceramic tile similar to 6 Technology Park Drive;

•              Landlord shall paint lobby area in a color approved by Tenant from Landlord’s standard color selections, not to be unreasonably withheld or delayed by Tenant;

•              Landlord shall remove the shed located behind the Building by the loading dock;

•              Landlord shall provide an additional, separate credit in the amount of Thirty Five Thousand and 00/100 ($35,000.00) Dollars in lieu of performance upgrades to the main lobby stairs.  Tenant may utilize this credit for alterations to the Premises, including but not limited to Tenant’s Work or other tenant improvements; and

•              Landlord will supply and install three (3) new roof top air conditioning units and perform all maintenance required on the existing three (3) RTUs and deliver to Tenant such units in good working order.  All work required for installing new RTUs will be performed during off-hours to avoid disruption of business to the Tenant.

For clarity, the cost of the services noted in this Exhibit C shall not be included in the Total Tenant Allowance.

EXHIBIT D-1-1

LANDLORD’S SERVICES

The Landlord shall provide the following services:

[SEE SECTION 4.2 AND ARTICLE 5]

EXHIBIT D-2-1

TENANT’S SERVICES

The Tenant shall provide the following services pursuant to, and subject to, the provisions of Section 6.1.2 of the Lease:

I.             CLEANING

Tenant shall be responsible for securing janitorial service for the Premises, at such times and with such services that are consistent with other class “A” office and laboratory buildings in the Merrimack Valley area.

II.            HEATING, VENTILATING AND AIR CONDITIONING

1.             Tenant shall control and be responsible for heating, ventilation and air conditioning (“HVAC”) to the Premises and the Building.  Landlord represents and warrants that the HVAC equipment is in good working order and that it will provide adequate service to the Building and to the Premises and is able to provide reasonably comfortable temperatures for normal occupancy.

2.             intentionally deleted

3.             Maintenance on any additional or special air conditioning equipment owned or installed by Tenant for exclusive service to the Premises, and the associated operating cost thereof, will be at Tenant’s expense.

4.             Tenant shall control and maintain all of the Building systems, including but not limited to the HVAC, elevators, electrical, fire safety, sprinkler, water and the life safety systems as set forth in this Exhibit D-2.

III.          ELEVATORS

Elevators, including programming of elevators (including, but not limited to, service elevators), shall be as Tenant from time to time determines best for the Building as a whole, taking into account reasonable recommendations from Landlord.  The elevators shall operate 24 hours per day, 7 days per week, subject to repairs, failures and interrupted service beyond Tenant’s control.

IV.          SECURITY/ACCESS

Twenty-four (24) hour entry to the Building and Premises is available to Tenant and Tenant’s employees.  Tenant shall have unrestricted access to its Premises at all times, and not just during normal building hours and operation.  All security  shall be the responsibility of the Tenant.  Tenant shall  install its own interior and exterior security card or electronic keypad access system for the Building.  Tenant shall control keying for perimeter exterior doors of the Building, as well as mechanical, electrical and sprinkler rooms, and Tenant shall provide Landlord with access to  such areas.  Tenant shall provide  the Westford Fire Department with keys and access cards to be placed in the knox box to the Premises.

V.            CAFETERIA, VENDING AND PLUMBING INSTALLATIONS/INTERIOR LAVATORIES AND SHOWERS

1.             Any space to be used primarily for lunchroom or cafeteria operation within the Premises shall be Tenant’s responsibility to keep clean and sanitary.    All maintenance, repairs and additional cleaning necessitated by such installations shall be at Tenant’s expense.

2.             Tenant is responsible for the maintenance and repair of plumbing fixtures and related equipment installed in the Premises for its exclusive use (such as in coffee room).

3.             All lavatories and showers located within the Premises  shall be Tenant’s responsibility to maintain, repair and clean.  At Tenant’s request, Landlord shall perform the same at reasonable and competitive rates from time to time established by Landlord to be paid by Tenant.

VI.          SIGNAGE

Tenant shall be entitled to the Building’s standard signage at Tenant’s main entry and on the Building’s lobby directories, as well as monument style signage at the Building.  See also Section 6.1.18 of the Lease regarding signage on the exterior of the Building and other signage related provisions.

VII.         ELECTRICITY

1.             Tenant shall pay for all electricity consumed in the Building.  Tenant shall pay for such consumption directly to the provider of such electricity.

2.             Tenant’s use of electrical service in the Premises shall not at any time exceed the capacity of any of the electrical conductors or other equipment in or otherwise serving the Premises or the Building standard, as hereinafter provided.  To ensure that such capacity is not exceeded and to avert possible adverse effects upon the Building’s electrical system, Tenant shall not, without at least thirty (30) days prior written notice to and consent of Landlord in each instance and compliance with the alteration section of this Lease, connect to the Building electric distribution system any fixtures, appliances or equipment which operates on a voltage in excess of 277/480 volts nominal, or make any alteration or addition to the electric system of the Premises.  In the event Tenant shall use (or request that it be allowed to use) electrical service in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to provide such excess usage or refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including, but not limited to, the installation of utility service upgrades, air handlers or cooling units), and all such additional usage (except to the extent prohibited by law), installation and maintenance thereof shall be paid for by Tenant,  upon Landlord’s demand.

3.             It is understood that the electrical generated service to the Premises may be furnished by one or more generators of electrical power and that the cost of electricity may be billed as a single charge or divided into and billed in a variety of categories, such as distribution charges, transmission charges, generation charges, congestion charges, capacity charges, public good charges, and other similar categories, and that Tenant shall not be responsible for any fee, commission or other charge by an unaffiliated broker, aggregator or other intermediary for obtaining or arranging the supply of generated electricity.  Landlord shall have the right to select the generator of electricity to the Premises and the Building and to purchase generated electricity for the Premises and the entire Building through a broker, aggregator or other intermediary and/or buyers group or other group and to change the generator of electricity and/or manner of purchasing electricity from time to time.

4.             If Landlord successfully undertakes electrical generation activities for the purpose of reducing Tenant’s electrical related operating costs (such as negotiating an agreement with a utility or another energy generator or engaging an energy consultant or undertaking conservation or other energy efficient measures that may require capital expenditures), Tenant shall pay its proportionate share of such electric related increases with respect to Landlord’s electrical generator activities hereunder, however, such amount shall in no event exceed 10% of the prior year’s Operating Costs.  In no event shall the foregoing be a cap on actual electrical utility charges payable by Tenant hereunder.  In no event shall Tenant pay for capital expenditures related to such electrical generation activities, either directly or through a Landlord Operating Cost charge.

5.             As used herein, the term “generator of electricity” shall mean one or more companies (including, but not limited to, an electric utility, generator, independent or non-regulated company) that provides generated power to the Building, Premises or to the Landlord to be provided to the Premises, as the case may be.

VIII.       OTHER UTILITIES

Tenant shall be responsible for the payment of all other utilities consumed by Tenant in the Premises, including water, telephone, cable, and other communications.  Tenant shall pay for such consumption directly to the provider of such utilities.

IX.          LIFE SAFETY

Tenant shall control and maintain, in good order and repair and in compliance with all applicable laws and codes, the fire extinguishers for the Premises and the fire suppression system for the Premises.

EXHIBIT M-1

AMORTIZATION TABLE

SONUS TERMINATION FEE

Tenant Improvements	$2,456,750.00

Commissions

• Cushman & Wakefield	682,500.00
• Cushman & Wakefield	143,592.00
• Jones Lang LaSalle	380,000.00

Fixed Rent	776,750.00

TRANSACTION COSTS	$4,339,592.00	@ 6.5%

= SEE ATTACHED SCHEDULE	$746,733.95
Plus 2 months rent	220,187.50

TERMINATION FEE	$966,921.45